POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Maxine L. Gerson and Claudia A. Brandon, each acting individually for so long as such person is employed by Neuberger Berman Group LLC or any of its subsidiaries, and Arthur C. Delibert, Jennifer R. Gonzalez and Lori L. Schneider, the undersigned's true and lawful attorney-in-fact to:

(1)
prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or portfolio manager of each of Neuberger Berman California Intermediate Municipal Fund Inc. and/or Neuberger Berman High Yield Strategies Fund Inc. and/or Neuberger Berman Intermediate Municipal Fund Inc. and/or Neuberger Berman New York Intermediate Municipal Fund Inc. and/or Neuberger Berman Real Estate Securities Income Fund Inc. and/or an officer or director of Neuberger Berman LLC, Neuberger Berman Management LLC and/or Neuberger Berman Fixed Income LLC and/or any current or future closed-end funds for which Neuberger Berman LLC, Neuberger Berman Management LLC or Neuberger Berman Fixed Income LLC or their affiliates will serve as an investment adviser or sub-adviser, respectively (each, the "Fund"), Forms 3, 4, and 5 in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including executing any Form ID or amendment thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including preparing, executing and filing Form ID with the Commission; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Neuberger Berman Group LLC or any of its subsidiaries or the Fund assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of August, 2012.

/s/ William Braverman_________________
Name:  William Braverman